UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552

Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

 GLOBAL INVESTMENT UPDATE: eNotes Systems Changes Name To Veridigm

Vancouver, November 6, 2006 - Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to provide the following update with respect to eNotes Systems Inc., a telemedicine company in which Global holds an equity stake.

LOS ANGELES, CA - (PRNewswire-FirstCall) -- November 6, 2006 -- Telemedicine company eNotes Systems Inc. (OTC Bulletin Board: ENSY - News), today changes its name to Veridigm Inc. The announcement was made by the Company's President and CEO, Jeff Flammang. Veridigm is a telemedicine company connecting healthcare providers with patients remotely via "live" real-time two-way video, audio, and medical data communications. The Company has applied for a new trading symbol and will be trading under its existing symbol until the new symbol has been assigned.

The name change from eNotes Systems follows recent company expansion announcements including the joint venture technology partnership with Jump Communications, the opening of Veridigm's New York Office, the appointment of healthcare industry insider Ruben King-Shaw, Jr. as head of the Company's Advisory Board, and the Company's inaugural telemedicine beta test project with LifeHouse Retirement Properties, Inc.

"Our new name better reflects our core competencies," says Mr. Flammang. "Veridigm means 'truth at a distance,' and by removing the distance between doctor and patient with real time technology, that's exactly what we deliver." Veridigm's private telecommunications network and proprietary hardware based compression technologies deliver two-way simultaneous real-time "television" quality video, audio, and data without any perceptible delay. By offering full frame, full color, 30 frames per second real-time video conferencing along with CD-quality audio and data, Veridigm's technology removes the physical boundaries between doctor and patient, making telemedicine encounters an interactive life-like experience.

Instead of using conventional multiplexed phone lines or the Internet for two-way video, audio and data exchange, Veridigm maintains its own high-speed telecommunications network through its joint venture partner, Jump Communications. This ATM (Asynchronous Transfer Mode) network is a bona fide "switched" telephone network as opposed to the "routed" IP network environment of the Internet. Because of this critical difference, point to point communications occur in real-time; connections are secure as there is no intermediary public routing system; and the data flows bi-directionally unrestricted by the constraints of conventional telephone company bandwidth requirements.

About Veridigm

A telemedicine company based in Los Angeles, California, Veridigm enables doctors, healthcare providers, and patients in disparate locations to interact, exchange and display complex diagnostic audio/video, in real-time and in complete privacy. Helping eradicate the geographic and financial barriers keeping countless patients from receiving proper care from remote health specialists, Veridigm develops and markets its proprietary telemedicine products and services to major hospitals, medical facilities, and other healthcare-related centers throughout North America and eventually worldwide. For more information please visit www.Veridigm.com.

The attached announcement was released to the news media on November 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: November 6, 2006	By:	/s/ John D. Briner
President